Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the incorporation by reference in Registration Statement Nos.
33-39646, 33-39648, 33-88470, 33-88472, 333-18869, 333-70561, 33-76264 of
Parlex Corporation on Form S-8 and in Registration Statement Nos. 333-109681 and 333-116314 of Parlex Corporation on Form S-3 of our report dated September 28, 2004 , appearing in this Annual Report on Form 10-K of Parlex Corporation for the year ended June 30, 2004.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
September 28, 2004


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